As filed with the Securities and Exchange Commission on February 3, 2006

Registration No. 333-131004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

Form S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

THE RESTAURANT COMPANY

(Exact name of registrant as specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization	5812 (Primary Standard Industrial Classification Bankruptcy Code Number	62-1254388 (I.R.S. Employer Identification Number)

Co-Registrants
See Next Page
c/o The Restaurant Company
6075 Poplar Avenue − Suite 800
Memphis, Tennessee 38119-4709
(800) 877-7375
(Address, Including Zip Code, and
Telephone Number, Including Area
Code, of Registrant's Principal
Executive Offices	Karen L. Young
Acting Senior Financial Director
6075 Poplar Avenue − Suite 800
Memphis, Tennessee 38119-4709
(901) 766-6414
(Name, Address, Including Zip
Code, and Telephone Number,
Including Area Code,
of Agent For Services)

Copies to:

Michael R. Littenberg, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Ph: (212) 756-2000
Fax: (212) 593-5955

Approximate Date of Commencement of Proposed Offer to the Public: As soon as practicable after this registration statement becomes effective.

If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is being filed solely to amend Part II of the Registration Statement and to file Exhibits 5.1, 23.1, 23.2, 99.1 and 99.2 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification Under the Delaware General Corporation Law

The Restaurant Company, issuer of the New Notes, and The Restaurant Company of Minnesota and Perkins Finance Corporation, each a guarantor of the New Notes, are corporations organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(1)	for any breach of the director's duty of loyalty to the corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(4)	for any transaction from which the director derived an improper personal benefit.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification Under the By-Laws of the Issuer, The Restaurant Company of Minnesota and Perkins Finance Corporation

The by-laws of the Issuer provide that it will indemnify its directors, officers and employees serving at its request (including its subsidiaries), partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL.

The by-laws of The Restaurant Company of Minnesota and Perkins Finance Corporation, guarantors of the New Notes, each provide that directors will not be liable to the applicable company or its respective stockholders for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Further, without limitation of the rights conferred under the DGCL, each person party to any threatened, pending or completed action by reason of past or present position as a director or officer of either company (and either company may, in the sole discretion of the board of directors, so indemnify a person by reason of the fact that such person is or was an employee or agent of the company, or is or was serving at the request of the company as a director, trustee, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise). Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, trustee, manager, member or agent, and shall inure to the benefit of the indemnitee's heirs, testators, intestates, executors and administrators provided the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the applicable company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Any such indemnitee will only be indemnified by the applicable company (unless ordered by a court) if authorized (a) by the board of directors by a majority vote of the directors who were not parties to such action, suit, or proceeding, even though less than a quorum, (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the applicable company) in a written opinion or (d) by the stockholders. The indemnification right includes the right to advance payment of expenses incurred in defending any such proceeding in advance of its final disposition, provided, if the DGCL so requires, an undertaking is delivered to the applicable company by or on behalf of such indemnitee to repay all amounts so advanced if it should ultimately be determined that by any final judicial decision that such indemnitee is not entitled to be indemnified for such expenses. The rights to indemnification and to the advancement of expenses conferred in the respective by-laws are not exclusive of any other right which any person may have or may acquire under any statute, the applicable charter, agreement, vote of applicable stockholders or disinterested directors or otherwise.

Indemnification Under the Delaware Limited Liability Company Act

TRC Realty LLC, a guarantor of the New Notes, is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

Indemnification Under the Operating Agreement of TRC Realty LLC

The operating agreement of TRC Realty LLC provides that persons covered under Section 18-108 of the Delaware Act will be indemnified and held harmless to the fullest extent of the Delaware Act, the sole member, any officer or employee of TRC Realty LLC who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administration or investigative (including, without limitation, an action by or in the right of TRC Realty LLC) by reason of any action or omission in their respective capacities against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of TRC Realty LLC, and, with respect to any criminal action or proceeding, had not reasonable cause to believe its, his or her conduct was unlawful.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1**	Stock Purchase Agreement, dated as of September 2, 2005, by and among The Restaurant Holding Corporation, The Individuals and Entities listed on Exhibit A attached thereto and TRC Holding Corp.
1.2**	First Amendment to Stock Purchase Agreement, dated as of September 21, 2005, by and among The Restaurant Corporation, TRC Holding Corp., BancBoston Ventures Inc. and Donald N. Smith
3.1**	Certificate of Incorporation of The Restaurant Company
3.2**	Bylaws of The Restaurant Company
3.3**	Certificate of Incorporation of The Restaurant Company of Minnesota
3.4**	Bylaws of The Restaurant Company of Minnesota
3.5**	Certificate of Incorporation of Perkins Finance Corporation
3.6**	Bylaws of Perkins Finance Corporation
3.7**	Certificate of Formation of TRC Realty LLC
3.8**	Limited Liability Company Operating Agreement of TRC Realty LLC
4.1**	Indenture dated September 21, 2005 by and among TRC Finance, Inc., The Restaurant Company, the Guarantors and The Bank of New York, as Trustee
4.2**	Form of 10% Senior Notes due 2013 (included in Exhibit 4.1)
4.3**	Registration Rights Agreement, dated as of September 21, 2005, among TRC Finance, Inc., The Restaurant Company, the Guarantors and the Initial Purchasers
4.4**	Form of Guarantee (included in Exhibit 4.1)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1**	Purchase Agreement, dated as of September 16, 2005 among TRC Finance, Inc. and Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Jefferies & Company, Inc. and Piper Jaffray & Co. as Initial Purchasers
10.2**	Credit Agreement, dated as of September 21, 2005, by and among The Restaurant Company, as Borrower, The Restaurant Holding Corporation, as Holdings, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent, Documentation Agent Swingline Lender and Issuing Lender, Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Manager and BNP Paribas, as Syndication Agent
10.3**	Collateral Agreement, dated as of September 21, 2005, by and among The Restaurant Holding Corporation, The Restaurant Company, and certain of its Subsidiaries as Grantors, in favor of Wachovia Bank, National Association, as Administrative Agent
10.4**	Revolving Credit Note, dated as of September 21, 2005, by The Restaurant Company in favor of BNP Paribas, in the original amount of $12,500,000
10.5**	Revolving Credit Note, dated as of September 21, 2005, by The Restaurant Company in favor of Wachovia Bank, National Association, in the original amount of $12,500,000
10.6**	Joinder Agreement, dated as of September 21, 2005, by and among TRC Finance, Inc., The Restaurant Company, The Restaurant Company of Minnesota, Perkins Finance Corporation and TRC Realty LLC
21.1**	List of subsidiaries of The Restaurant Company
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)
25.1**	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery for Outstanding 10% Senior Notes due 2013, Series A, in exchange for 10% Senior Notes due 2013, Series B

*	Filed herewith.

**	Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-131004), originally filed on January 12, 2006.

Item 22.    Undertakings.

The undersigned Registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake that:

(1)    Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)    Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Restaurant Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 3rd day of February, 2006.

THE RESTAURANT COMPANY
By:	/s/ KAREN L. YOUNG
Name: Karen L. Young Title: Acting Senior Financial Director (Principal Financial and Accounting Officer)

Date: February 3, 2006

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOSEPH F. TRUNGALE	Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2006

Joseph F. Trungale

/s/ KAREN L. YOUNG	Acting Senior Financial Director (Principal Financial and Accounting Officer)	February 3, 2006

Karen L. Young

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Restaurant Company of Minnesota and Perkins Finance Corporation have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 3rd day of February, 2006.

THE RESTAURANT COMPANY OF MINNESOTA PERKINS FINANCE CORPORATION
By:	/s/ KAREN L. YOUNG
Name: Karen L. Young Title: Acting Senior Financial Director (Principal Financial and Accounting Officer)

Date: February 3, 2006

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOSEPH F. TRUNGALE	Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2006

Joseph F. Trungale

/s/ KAREN L. YOUNG	Acting Senior Financial Director (Principal Financial and Accounting Officer)	February 3, 2006

Karen L. Young

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TRC Realty LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 3rd day of February, 2006.

TRC REALTY LLC
By:	/s/ KAREN L. YOUNG
Name: Karen L. Young Title: Acting Senior Financial Director (Principal Financial and Accounting Officer)

Date: February 3, 2006

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOSEPH F. TRUNGALE	Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2006

Joseph F. Trungale

/s/ KAREN L. YOUNG	Acting Senior Financial Director (Principal Financial and Accounting Officer)	February 3, 2006

Karen L. Young

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Stock Purchase Agreement, dated as of September 2, 2005, by and among The Restaurant Holding Corporation, The Individuals and Entities listed on Exhibit A attached thereto and TRC Holding Corp.
1.2**	First Amendment to Stock Purchase Agreement, dated as of September 21, 2005, by and among The Restaurant Corporation, TRC Holding Corp., BancBoston Ventures Inc. and Donald N. Smith
3.1**	Certificate of Incorporation of The Restaurant Company
3.2**	Bylaws of The Restaurant Company
3.3**	Certificate of Incorporation of The Restaurant Company of Minnesota
3.4**	Bylaws of The Restaurant Company of Minnesota
3.5**	Certificate of Incorporation of Perkins Finance Corporation
3.6**	Bylaws of Perkins Finance Corporation
3.7**	Certificate of Formation of TRC Realty LLC
3.8**	Limited Liability Company Operating Agreement of TRC Realty LLC
4.1**	Indenture dated September 21, 2005 by and among TRC Finance, Inc., The Restaurant Company, the Guarantors and The Bank of New York, as Trustee
4.2**	Form of 10% Senior Notes due 2013 (included in Exhibit 4.1)
4.3**	Registration Rights Agreement, dated as of September 21, 2005, among TRC Finance, Inc., The Restaurant Company, the Guarantors and the Initial Purchasers
4.4**	Form of Guarantee (included in Exhibit 4.1)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1**	Purchase Agreement, dated as of September 16, 2005 among TRC Finance, Inc. and Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Jefferies & Company, Inc. and Piper Jaffray & Co. as Initial Purchasers
10.2**	Credit Agreement, dated as of September 21, 2005, by and among The Restaurant Company, as Borrower, The Restaurant Holding Corporation, as Holdings, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent, Documentation Agent Swingline Lender and Issuing Lender, Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Manager and BNP Paribas, as Syndication Agent
10.3**	Collateral Agreement, dated as of September 21, 2005, by and among The Restaurant Holding Corporation, The Restaurant Company, and certain of its Subsidiaries as Grantors, in favor of Wachovia Bank, National Association, as Administrative Agent
10.4**	Revolving Credit Note, dated as of September 21, 2005, by The Restaurant Company in favor of BNP Paribas, in the original amount of $12,500,000
10.5**	Revolving Credit Note, dated as of September 21, 2005, by The Restaurant Company in favor of Wachovia Bank, National Association, in the original amount of $12,500,000
10.6**	Joinder Agreement, dated as of September 21, 2005, by and among TRC Finance, Inc., The Restaurant Company, The Restaurant Company of Minnesota, Perkins Finance Corporation and TRC Realty LLC
21.1**	List of subsidiaries of The Restaurant Company
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)
25.1**	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery for Outstanding 10% Senior Notes due 2013, Series A, in exchange for 10% Senior Notes due 2013, Series B

*	Filed herewith.

**	Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-131004), originally filed on January 12, 2006.